QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.3

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of General Maritime Corporation and subsidiaries on Form S-3 of our report dated February 20, 2003 (February 25, 2003 as to note 17 and March 20, 2003 as to note 18), appearing in and incorporated by reference in the Annual Report on Form 10-K/A of General Maritime Corporation and subsidiaries for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York
December 19, 2003

QuickLinks

INDEPENDENT AUDITORS' CONSENT